Exhibit E

PricewaterhouseCoopers

18/F, Beijing Kerry Centre

1 Guang Hua Road, Chaoyang District

Beijing 100020

People’s Republic of China

China Development Bank

29 Fuchengmenwai Street

Xicheng District

Beijing 100037

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement under Schedule B of the Securities Act of 1933 of our report dated 1 March 2004 relating to the financial statements of China Development Bank, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Beijing, People’s Republic of China

July 30, 2004

E-2